UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2018

CASEY'S GENERAL STORES, INC.
(Exact name of registrant as specified in its charter)

Iowa
(State or other jurisdiction of incorporation)

001-34700	42-0935283

(Commission File Number)	(IRS Employer Identification No.)

One SE Convenience Blvd., Ankeny, Iowa	50021

(Address of principal executive Offices)	(Zip Code)

515/965-6100
(Registrant's telephone number, including area code)

NONE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CF 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01.    Entry into a Material Definitive Agreement.

On April 27, 2018, Casey’s General Stores, Inc. (the “Company”) executed and delivered to UMB Bank, n.a. (the “Lender”) a Promissory Note evidencing a revolving line of credit in the principal amount of $150,000,000 (the “Note”). The Note serves to terminate, replace and increase the Company’s current revolving line of credit with the Lender (as evidenced by two Promissory Notes dated June 9, 2016 in the aggregate principal amount of $100,000,000 and described in the Current Report on Form 8-K filed on that date).

The Note is dated April 27, 2018 and is unsecured. The Lender has no obligation to advance funds under the Note if (a) the Company is in default under the terms of the Note or any agreement that the Company has with the Lender, (b) the Company ceases doing business or is insolvent, or (c) the Company has applied funds provided pursuant to the Note for purposes other than those authorized by Lender. Each and every advance made under the Note is at the Lender’s sole discretion, and Lender has made no commitment to make any such advances.

The Note is payable in full upon Lender’s demand. The Company will pay regular monthly payments of all accrued unpaid interest due as of each payment date, beginning May 1, 2018, with all subsequent interest payments to be due on the same day of each month after that. Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid interest, then to principal, then to any late charges and then to any unpaid collection costs. Interest is calculated from the date of each advance until repayment of each advance, with the annual interest rate computed on a 365/360 basis.

The Note bears interest at a variable rate subject to change from time-to-time based on changes in an independent index referred to in the Note as the Federal Funds Offered Rate (the “Index”). The interest rate to be applied to the unpaid principal balance of the Note will be at a rate of 1.00% over the Index, resulting in an initial rate of 2.720% per annum.

In connection with the Note, the Company and the Lender also entered into a new Negative Pledge Agreement dated April 27, 2018 (the “Agreement”). Under the Agreement, the Company agrees not to create or permit any liens to exist on its properties or assets without the prior written consent of the Lender, except for those liens specified in the Agreement. Permitted liens for this purpose include any liens not otherwise specified in the Agreement, provided that the Company’s “Priority Debt” does not exceed 20% of its “Consolidated Net Worth,” as such terms are defined in the Note Purchase Agreement dated August 9, 2010 relating to the Company’s 5.22% Senior Notes due August 9, 2020 (described in the Current Report on Form 8-K filed August 10, 2010). The Agreement will remain in effect as long as the Company has outstanding obligations to the Lender under the Note.

Attached hereto as Exhibit 10.28(c) and incorporated herein by reference are copies of the Note and the Agreement. The foregoing description of the Note and the Agreement is qualified in its entirety by reference to the form of Note and Agreement attached hereto.

The Company intends to use the Note to finance short-term operating and other expenses, working capital, and general corporate purposes occurring in the ordinary course of the Company’s business.

Item 1.02.    Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
10.28(c)	Promissory Note delivered to UMB Bank, n.a. and related Negative Pledge Agreement, dated April 27, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CASEY'S GENERAL STORES, INC.

Dated: May 2, 2018	By:	/s/ William J. Walljasper

William J. Walljasper
Senior Vice President and
Chief Financial Officer

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CASEY'S GENERAL STORES, INC.

Dated: April 2, 2018	By:	/s/ William J. Walljasper

William J. Walljasper
Senior Vice President and
Chief Financial Officer